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                                                                  Exhibit 11.1

Statement re: Computation of Earnings Per Share

                                                            Three Months Ended                Nine Months Ended
                                                     ------------------------------------------------------------------
                                                        October 2,      October 3,       October 2,      October 3,
                                                           1998            1997             1998            1997
                                                     ------------------------------------------------------------------
Weighted average shares outstanding..................     10,223,672        9,168,921       9,621,000        9,107,338
                                                     ------------------------------------------------------------------
Total shares.........................................     10,223,672        9,168,921       9,621,000        9,107,338
                                                     ------------------------------------------------------------------
Net loss.............................................    $(1,889,206)       $(874,874)    $(6,413,006)     $(5,704,278)
                                                     ------------------------------------------------------------------
                                                     ------------------------------------------------------------------
Net loss per share:
                                                     ------------------------------------------------------------------
                                                     ------------------------------------------------------------------
                  Basic..............................    $     (0.18)      $    (0.10)     $    (0.67)     $     (0.63)
                                                     ------------------------------------------------------------------
                                                     ------------------------------------------------------------------
                  Diluted............................    $     (0.18)      $    (0.10)     $    (0.67)     $     (0.63)
                                                     ------------------------------------------------------------------
                                                     ------------------------------------------------------------------
